SUBSIDIARIES OF MDU RESOURCES GROUP, INC.
                          March 6, 1998


                                                   State or Other
                                                    Jurisdiction
                                                      in Which
                                                    Incorporated

Alaska Basic Industries, Inc.                          Alaska
Anchorage Sand and Gravel Company, Inc.                Alaska
Baldwin Contracting Company, Inc.                      California
Centennial Energy Holdings, Inc.                       Delaware
Concrete, Inc.                                         California
Fidelity Oil Co.                                       Delaware
Fidelity Oil Holdings, Inc.                            Delaware
High Line Equipment, Inc.                              Delaware
ILB Hawaii, Inc.                                       Hawaii
International Line Builders, Inc.                      Delaware
Knife River Corporation                                Delaware
Knife River Dakota, Inc.                               Delaware
Knife River Hawaii, Inc.                               Delaware
Knife River Marine, Inc.                               Delaware
KRC Aggregate, Inc.                                    Delaware
KRC Holdings, Inc.                                     Delaware
LTM, Incorporated                                      Oregon
Medford Ready Mix, Inc.                                Delaware
Morse Bros., Inc.                                      Oregon
Prairie Propane, Inc.                                  Delaware
Prairielands Energy Marketing, Inc.                    Delaware
Rogue Aggregates, Inc.                                 Oregon
S2 - F Corp.                                           Oregon
Utility Services, Inc.                                 Delaware
WBI Canadian Pipeline, Ltd.                            Canada
Williston Basin Interstate Pipeline Company            Delaware